Exhibit 5.1

April 4, 2025

Board of Directors

Dragonfly Energy Holdings Corp.

12915 Old Virginia Road

Reno, NV 89521

Re: Dragonfly Energy Holdings Corp. – Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to Dragonfly Energy Holdings Corp., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 (“Registration Statement”), initially filed on April 4, 2025 by the Company with the Securities and Exchange Commission (“SEC”), and the related prospectus contained in the Registration Statement (the “Prospectus”).

We are rendering this opinion letter in connection with the Registration Statement relating to the offer and resale by certain selling stockholder named in the Registration Statement or its permitted transferees (the “Selling Stockholder”) of up to 36,901,132 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), issuable to the Selling Stockholder pursuant to the terms of a Securities Purchase Agreement by and between the Company and Buyer, dated as of February 26, 2025 (the “Securities Purchase Agreement”) and in accordance with the terms of the Certificate of Designation of Rights and Preferences of Series A Convertible Preferred Stock (the “COD”), consisting of: (1) up to 4,811,321 shares of common stock issuable upon the conversion of Series A Preferred Stock issued to the Selling Stockholder on February 27, 2025 in the first closing of the private placement, based on the floor price of $0.424 (the “First Closing Shares”); (2) up to 27,000,000 shares of common stock issuable upon the conversion of our Series A Preferred Stock to be issued to the Selling Stockholder in the second closing of the private placement that will occur automatically upon receipt of such approval as may be required from the stockholders of the Company pursuant to the rules of Nasdaq and the effectiveness of the Registration Statement of which the Prospectus forms a part, based on an assumed floor price of $0.20 (the “Second Closing Shares”); and (3) up to 5,089,811 shares of common stock potentially issuable upon conversion of additional shares of Series A Preferred Stock to be issued as PIK Dividends on the Series A Preferred Stock issued or to be issued in private placement, assuming that such cash dividends are not paid in cash per the terms of the Series A Preferred Stock (the “PIK Dividends Shares”) (collectively, the First Closing Shares, Second Closing Shares, and PIK Dividends Shares shall be referred to herein as the “Shares”).

As counsel to the Company, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering this opinion letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In rendering this opinion letter, we have assumed that the issuance of the Shares will not exceed the number of authorized shares and that the Company will take such actions as required by the Securities Purchase Agreement, subject at all times to restrictions to conversion, including but not limited to obtaining Stockholder Approval (as defined in the Securities Purchase Agreement). We have assumed that, prior to conversion of the Series A Preferred Stock into First Closing Shares, Second Closing Shares, and PIK Dividends Shares, shares of Common Stock sufficient to meet the Company’s obligations to issue such shares have been and will remain reserved for issuance upon conversion. We are opining herein as to the Nevada Revised Statutes, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Nevada, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

We have assumed that the investments described in the Securities Purchase Agreement will not violate or constitute a default or breach under (a) any agreement or instrument to which the Company is subject, (b) any law, rule or regulation to which the Company is subject other than the NRS, (c) any judicial or regulatory order or decree of any governmental authority, or (d) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

In connection with this opinion letter, we have relied on oral or written statements and representations and warranties of officers or other representatives of the Company and others. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain matters and issues without the assistance of independent counsel.

In our examination of the foregoing, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all instruments, agreements, and other documents by the parties thereto; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this letter are true and correct; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. We have assumed that the issuance and sale of the Shares by the Company will not, in each case, violate or constitute a default or breach under (A) any agreement or instrument to which the Company is subject, (B) any law, rule or regulation to which the Company is subject, (C) any judicial or regulatory order or decree of any governmental authority, or (D) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

2

We have further assumed that: (i) the Registration Statement and any amendments thereto will have become effective under the Securities Act and comply with all applicable laws at the time the Shares are offered or issued as contemplated by the Registration Statement; (ii) all Shares will be issued and sold in compliance with the applicable provisions of the Securities Act and the securities laws of various states and in the manner stated in the Registration Statement and any applicable prospectus supplement; (iii) there has not occurred any change in law or further action by the Company’s board of directors, in any case affecting the validity of such Shares or enforceability of the Securities Purchase Agreement; and (iv) the number of shares of Common Stock offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized but unissued shares of Common Stock. We have also assumed that neither the issuance, sale and delivery of such Shares nor the compliance by the Company with the terms of the Securities Purchase Agreement will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement and the related Prospectus, securities laws and regulations administered by the SEC, state “Blue Sky” laws and regulations, laws and regulations relating to commodity (and other) futures and indices and other similar instruments, banking and lending laws and regulations, compliance with fiduciary duty requirements, lien or security interest laws, and tax laws and regulations.

Subject to the foregoing and the other matters set forth herein, as of the date hereof, we are of the opinion that the Shares have been duly authorized for issuance by the Company and, when the Series A Preferred Stock are converted into the Shares in accordance with the terms the Securities Purchase Agreement and COD, and in the manner described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

This opinion letter is given as of the date hereof. We assume no obligation to advise you of changes that may hereafter be brought to our attention. This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm contained in each of the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours, /s/ PARSONS BEHLE & LATIMER
PARSONS BEHLE & LATIMER

3